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                 CONSENT OF INDEPENDENT AUDITORS



         We hereby consent to the use of our reports dated
July 24, 1998 on the financial statements of the General Portfolio, New York Portfolio, California Portfolio, Connecticut Portfolio, New Jersey Portfolio, Virginia Portfolio, Florida Portfolio and Massachusetts Portfolio, series of Alliance Municipal Trust, referred to therein in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A, File
No. 2-79807, as filed with the Securities and Exchange
Commission.

         We also consent to the reference to our firm in the Prospectus under the caption "Financial Highlights" and in the Statement of Additional Information under the caption
"Accountants."

                                  /s/ McGladrey & Pullen, LLP


New York, New York
October 26, 1998


00250185.AK8